Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
FIRST QUARTER 2025 RESULTS
First Quarter 2025 Net Investment Income of $1.01 Per Share
First Quarter 2025 Distributable Net Investment Income(1) of $1.07 Per Share
Net Asset Value of $32.03 Per Share
HOUSTON, May 8, 2025 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the first quarter ended March 31, 2025. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
First Quarter 2025 Highlights
•Net investment income of $89.8 million (or $1.01 per share)
•Distributable net investment income(1) of $94.8 million (or $1.07 per share)
•Total investment income of $137.0 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.2% on an annualized basis for the quarter and 1.3% for the trailing twelve-month (“TTM”) period ended March 31,
2025
•Net increase in net assets resulting from operations of $116.1 million (or $1.31 per share)
•Return on equity(2) of 16.5% on an annualized basis for the quarter and 19.3% for the TTM period ended
March 31, 2025
•Net asset value of $32.03 per share as of March 31, 2025, representing an increase of $0.38 per share, or
1.2%, compared to $31.65 per share as of December 31, 2024
•Declared regular monthly dividends totaling $0.75 per share for the second quarter of 2025, or $0.25 per share for each of April, May and June 2025, representing a 4.2% increase from the regular monthly dividends paid in the second quarter of 2024
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the first quarter of 2025 of $1.05 per share and representing a 2.9% increase from the total dividends paid in the first quarter of 2024
•Completed $86.2 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $61.9 million in two new LMM portfolio companies, which after aggregate repayments of LMM portfolio debt investments resulted in a net increase of $57.3 million in the total cost basis of the
LMM investment portfolio

•Completed $138.2 million in total private loan portfolio investments, which after aggregate repayments of several private loan portfolio debt investments, a partial sale of a private loan portfolio debt investment, return of invested equity capital from several private loan portfolio equity investments and a decrease in cost basis due to realized losses on several private loan portfolio investments resulted in a net increase of $25.6 million in the total cost basis of the private loan investment portfolio
•Net decrease of $44.2 million in the total cost basis of the middle market investment portfolio
In commenting on the Company’s operating results for the first quarter of 2025, Dwayne L. Hyzak, Main
Street’s Chief Executive Officer, stated, “We are pleased with our performance in the first quarter, which resulted in another quarter of strong operating results highlighted by an annualized return on equity of 16.5%, favorable levels of net investment income per share and distributable net investment income per share and another record net asset value per share driven by significant unrealized appreciation on our lower middle market portfolio investments. We are also very pleased to have completed the listing of MSC Income Fund’s common stock on the New York Stock Exchange in January 2025, which was the result of our long-term strategy efforts related to the fund and we believe provides the opportunity for significant future benefits to both the fund’s shareholders and our Asset Management Business. We believe that these continued strong results demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the continued underlying strength and quality of our portfolio companies.”
Mr. Hyzak continued, “Our continued positive performance allowed us to increase the total dividends paid to our shareholders in the first quarter by 2.9% over the prior year, continuing our trend of increasing the dividends paid to our shareholders over the past few years, while also continuing to generate distributable net investment income per share which exceeds the total dividends paid to our shareholders. In addition, our strong first quarter performance resulted in the declaration of another $0.30 per share supplemental dividend to be paid in June 2025, representing our fifteenth consecutive quarterly supplemental dividend, to go with the ten increases to our regular monthly dividends declared since the fourth quarter of 2021. Additionally, with the continued support from our long-term lender relationships as evidenced by the recent amendments and extensions of both our Corporate Facility and our SPV Facility, we continue to maintain very strong liquidity and a conservative leverage profile, providing us significant flexibility in the current market. We continue to be encouraged by the favorable performance of the companies in our diversified lower middle market and private loan investment portfolios and remain confident that these strategies, together with the benefits of our asset management business and our cost efficient operating structure, will allow us to continue to deliver superior results for our shareholders.”

First Quarter 2025 Operating Results
The following table provides a summary of our operating results for the first quarter of 2025:

	Three Months Ended March 31,
	2025	2024	Change ($)	Change (%)
	(in thousands, except per share amounts)
Interest income	$98,017	$100,106	$(2,089)	(2)%
Dividend income	36,026	22,791	13,235	58%
Fee income	3,003	8,709	(5,706)	(66)%
Total investment income	$137,046	$131,606	$5,440	4%

Net investment income	$89,810	$89,807	$3	—%
Net investment income per share	$1.01	$1.05	$(0.04)	(4)%

Distributable net investment income (1)	$94,832	$94,372	$460	—%
Distributable net investment income per share (1)	$1.07	$1.11	$(0.04)	(4)%

Net increase in net assets resulting from operations	$116,082	$107,147	$8,935	8%
Net increase in net assets resulting from operations per share	$1.31	$1.26	$0.05	4%
The $5.4 million increase in total investment income in the first quarter of 2025 from the comparable period of the prior year was principally attributable to a $13.2 million increase in dividend income, primarily due to a
$13.1 million increase in dividend income from our LMM portfolio companies and a $1.2 million increase in dividend income from our private loan portfolio companies, partially offset by a $0.6 million decrease in dividend income from our other portfolio investments and a $0.5 million decrease in dividend income from our
External Investment Manager (as defined in the External Investment Manager section below), partially offset by
(i) a $5.7 million decrease in fee income, primarily related to a $3.6 million decrease from accelerated amortization and exit, prepayment and amendment activity and a $2.1 million decrease from decreased investment activity and (ii) a $2.1 million decrease in interest income, primarily due to an increase in investments on non-accrual status and a decrease in interest rates on floating rate investment portfolio debt investments primarily resulting from decreases in benchmark index rates, partially offset by higher average levels of income producing investment portfolio debt investments. The $5.4 million increase in total investment income in the first quarter of 2025 is after the impact of a decrease of $5.2 million in certain income considered less consistent or non-recurring, primarily related to (i) a $3.5 million decrease in such fee income, (ii) a $1.2 million decrease in such dividend income and (iii) a $0.5 million decrease in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, in each case when compared to the same period in 2024.
Total cash expenses(3) increased $5.0 million, or 13.4%, to $42.2 million in the first quarter of 2025 from $37.2 million for the same period in 2024. This increase in total cash expenses was principally attributable to (i) a $4.4 million increase in interest expense, (ii) a $0.9 million increase in general and administrative expense and (iii) a
$0.2 million decrease in expenses allocated to our External Investment Manager, partially offset by a $0.5 million decrease in cash compensation expenses.(3) The increase in interest expense is primarily related to (i) an increased weighted-average interest rate on our debt obligations resulting from the issuance of the March 2029
Notes and the June 2027 Notes and the repayment of the notes repaid at maturity in May 2024 and (ii) an increase in average borrowings outstanding used to fund a portion of the growth of our investment portfolio, partially offset by a decreased weighted-average interest rate on our Credit Facilities (as defined in the Liquidity and Capital Resources section below) due to decreases in benchmark index rates.

Non-cash compensation expenses(3) increased $0.5 million in the first quarter of 2025 from the comparable period of the prior year, primarily driven by a $0.7 million increase in share-based compensation.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(3)) on an annualized basis was 1.2% for the first quarter of 2025, a decrease from 1.3% for the first quarter of 2024.
Net investment income in the first quarter of 2025 was consistent with net investment income in the first quarter of 2024 and the $0.5 million increase in distributable net investment income(1) in the first quarter of 2025 from the comparable period of the prior year was principally attributable to the increase in non-cash compensation expenses,(3) as discussed above. Net investment income and distributable net investment income(1) both decreased by $0.04 per share for the first quarter of 2025 as compared to the first quarter of 2024, to $1.01 per share and $1.07 per share, respectively. These decreases include the impact of a 4.2% increase in the weighted-
average shares outstanding compared to the first quarter of 2024, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii) dividend reinvestment plan and (iii) equity incentive plans. Net investment income and distributable net investment income(1) on a per share basis in the first quarter of 2025 both include a net decrease of $0.06 per share resulting from a decrease in investment income considered less consistent or non-recurring in nature compared to the first quarter of 2024, as discussed above.
The $116.1 million net increase in net assets resulting from operations in the first quarter of 2025 represents an
$8.9 million increase from the first quarter of 2024. This increase was primarily the result of (i) a $22.5 million increase in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)) and (ii) a $3.6 million decrease in income tax provision, partially offset by a $17.2 million increase in net realized loss from investments resulting from a net realized loss of
$29.5 million in the first quarter of 2025 compared to a net realized loss of $12.4 million in the first quarter of
2024. The $29.5 million net realized loss from investments for the first quarter of 2025 was primarily the result of (i) a $16.3 million realized loss on the full exit of a middle market portfolio investment, (ii) $15.3 million of realized losses on the restructures of two private loan portfolio investments, (iii) a $6.7 million realized loss on the partial exit of a middle market portfolio investment and (iv) a $3.4 million loss on the restructure of a middle market portfolio investment, partially offset by (i) $5.8 million of realized gains on the full exits of two private loan portfolio investments and (ii) a $5.5 million realized gain on proceeds received from a middle market portfolio debt investment.
The following table provides a summary of the total net unrealized appreciation of $63.2 million for the first quarter of 2025:

	Three Months Ended March 31, 2025
	LMM (a)	Private Loan	Middle Market	Other		Total
	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(0.6)	$8.8	$20.9	$(0.2)		$28.9
Net unrealized appreciation (depreciation) relating to portfolio investments	50.2	(4.5)	(4.2)	(7.2)	(b)	34.3
Total net unrealized appreciation (depreciation) relating to portfolio investments	$49.6	$4.3	$16.7	$(7.4)		$63.2
___________________________
(a)LMM includes unrealized appreciation on 35 LMM portfolio investments and unrealized depreciation on 20
LMM portfolio investments.
(b)Primarily consists of $7.8 million of unrealized depreciation related to the External Investment Manager.

Liquidity and Capital Resources
As of March 31, 2025, we had aggregate liquidity of $1.302 billion, including (i) $109.2 million in cash and cash equivalents and (ii) $1.193 billion of aggregate unused capacity under our corporate revolving credit facility (our “Corporate Facility”) and our special purpose vehicle revolving credit facility (our “SPV Facility”
and, together with our Corporate Facility, our “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of March 31, 2025 are as follows:
•Our Corporate Facility included $1.110 billion in total commitments from a diversified group of 19 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.665 billion.
•$338.0 million in outstanding borrowings under our Corporate Facility, with an interest rate of 6.3% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of
April 1, 2025.
•Our SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$176.0 million in outstanding borrowings under our SPV Facility, with an interest rate of 6.7% based on the applicable SOFR effective for the contractual reset date of April 1, 2025.
•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”).
The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of June 2027 Notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-
maturity of approximately 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of notes outstanding that bear interest at a rate of 6.95% per year (the “March 2029 Notes”).
The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly-owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business
Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.26% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 5.4 years.
•$150.0 million of notes outstanding that bear interest at a weighted-average rate of 7.74% per year (the
“December 2025 Notes”). The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain investment grade credit ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade credit ratings of BBB- with a stable outlook.
•Our net asset value totaled $2.8 billion, or $32.03 per share.
In April 2025, we had several positive activities and enhancements related to our capital structure, including the following:
•Fitch Ratings upgraded our secured debt rating to BBB.
•We entered into an amendment to the SPV Facility to, among other things: (i) decrease the interest rate to the applicable SOFR plus an applicable margin of (a) 1.95% during the revolving period (from 2.35%), (b)
2.075% for the first year following the end of the revolving period (from 2.475%) and (c) 2.20% for the second year following the end of the revolving period (from 2.60%), (ii) extend the revolving period from through September 2027 to through September 2028, (iii) extend the final maturity date from September

2029 to September 2030 and (iv) decrease the unused fee to 0.40% (from 0.50%) on the unused amount up to 50% (from 35%) of the commitment amount.
•We entered into an amendment to our Corporate Facility to, among other things: (i) decrease the interest rate to the applicable SOFR plus a credit spread adjustment of 0.10% plus (a) 1.775% prior to satisfying certain step-down conditions or (b) 1.65% after satisfying certain step-down conditions, (ii) increase the revolving commitments from $1,110.0 million to $1,145.0 million, (iii) increase the accordion feature providing us with the right to request increases in commitments under the facility from new and existing lenders on the same terms and conditions as the existing commitments from up to a total of $1,665.0 million to up to a total of $1,717.5 million and (iv) extend the revolving period and final maturity date through April 2029 and to
April 2030, respectively.
Investment Portfolio Information as of March 31, 2025(4)
The following table provides a summary of the investments in our LMM portfolio and private loan portfolio as of March 31, 2025:

	As of March 31, 2025
	LMM (a)	Private Loan
	(dollars in millions)
Number of portfolio companies	86	90
Fair value	$2,611.0	$1,942.2
Cost	$1,996.2	$1,986.0
Debt investments as a % of portfolio (at cost)	70.7%	94.7%
Equity investments as a % of portfolio (at cost)	29.3%	5.3%
% of debt investments at cost secured by first priority lien	99.2%	99.9%
Weighted-average annual effective yield (b)	12.7%	11.4%
Average EBITDA (c)	$10.5	$32.6
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 39%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of March 31, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of March 31, 2025.
(c)The average EBITDA is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan portfolio. These calculations exclude certain portfolio companies, including six LMM portfolio companies and seven private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The fair value of our LMM portfolio company equity investments was 213% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes,
Depreciation and Amortization) ratio of 2.6 to 1.0 and a median total EBITDA to senior interest expense ratio of 3.0 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.6 to 1.0 and 3.0 to 1.0, respectively.(4)(5)

As of March 31, 2025, our investment portfolio also included:
•Middle market portfolio investments in 13 portfolio companies, collectively totaling $128.3 million in fair value and $151.4 million in cost basis, which comprised 2.5% and 3.5% of our investment portfolio, respectively;
•Other portfolio investments in 31 entities, spread across 12 investment managers, collectively totaling
$134.5 million in fair value and $132.7 million in cost basis, which comprised 2.7% and 3.1% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $238.2 million and a cost basis of
$29.5 million, which comprised 4.7% and 0.7% of our investment portfolio at fair value and cost, respectively.
As of March 31, 2025, non-accrual investments comprised 1.7% of the total investment portfolio at fair value and 4.5% at cost, and our total portfolio investments at fair value were 118% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly-owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment
Manager and the dividend income we earn from the External Investment Manager. During the first quarter of
2025, the External Investment Manager earned $5.8 million of management fee income, an increase of $0.1 million from the first quarter of 2024, and incentive fees of $2.7 million, a decrease of $1.2 million from the first quarter of 2024. In addition, we allocated $5.3 million of total expenses to the External Investment
Manager, a decrease of $0.3 million from the first quarter of 2024. The decrease in incentive fees was primarily attributable to changes in the advisory agreement between the External Investment Manager and its client, MSC
Income Fund, Inc., in conjunction with the listing of MSC Income Fund’s shares on the New York Stock
Exchange in January 2025. The combination of the dividend income we earned from the External Investment
Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $7.8 million, representing a decrease of $0.8 million from the first quarter of 2024.
We continue to execute our fund-raising activities of limited partner commitments for our second private loan fund managed by the External Investment Manager. This fund is exclusively focused on investments in our private loan investment strategy and provides us an additional opportunity for continued growth of the benefits from the External Investment Manager.
The External Investment Manager ended the first quarter of 2025 with total assets under management of $1.6 billion.
First Quarter 2025 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, May 9, 2025 at 10:00 a.m. Eastern Time to discuss the first quarter 2025 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, May 16, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13752809#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and Main Street’s First Quarter 2025
Investor Presentation to be posted on the investor relations section of the Main Street website at https://
www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-
term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC
Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main
Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions
“Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the U.S. Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.
1
MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$56,242	$51,119
Affiliate investments	23,734	17,728
Non‑Control/Non‑Affiliate investments	57,070	62,759
Total investment income	137,046	131,606
EXPENSES:
Interest	(31,168)	(26,776)
Compensation	(11,476)	(12,259)
General and administrative	(5,086)	(4,220)
Share‑based compensation	(4,842)	(4,103)
Expenses allocated to the External Investment Manager	5,336	5,559
Total expenses	(47,236)	(41,799)
NET INVESTMENT INCOME	89,810	89,807
NET REALIZED GAIN (LOSS):
Control investments	22	10
Affiliate investments	2,064	(7,110)
Non‑Control/Non‑Affiliate investments	(31,631)	(5,267)
Total net realized loss	(29,545)	(12,367)
NET UNREALIZED APPRECIATION:
Control investments	401	32,070
Affiliate investments	39,003	5,925
Non‑Control/Non‑Affiliate investments	23,786	2,652
Total net unrealized appreciation	63,190	40,647
INCOME TAXES:
Federal and state income, excise and other taxes	(2,486)	(2,131)
Deferred taxes	(4,887)	(8,809)
Total income tax provision	(7,373)	(10,940)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$116,082	$107,147
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$1.01	$1.05
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.31	$1.26
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	88,711,015	85,138,530
2
MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$2,172,956	$2,087,890
Affiliate investments	899,326	846,798
Non‑Control/Non‑Affiliate investments	1,981,857	1,997,981
Total investments	5,054,139	4,932,669
Cash and cash equivalents	109,180	78,251
Interest and dividend receivable and other assets	98,395	98,084
Deferred financing costs, net	11,671	12,337
Total assets	$5,273,385	$5,121,341
LIABILITIES
Credit Facilities	$514,000	$384,000
July 2026 Notes (par: $500,000 as of both March 31, 2025 and December 31, 2024)	499,320	499,188
June 2027 Notes (par: $400,000 as of both March 31, 2025 and December 31, 2024)	399,354	399,282
March 2029 Notes (par: $350,000 as of both March 31, 2025 and December 31, 2024)	347,182	347,002
SBIC debentures (par: $350,000 as of both March 31, 2025 and December 31, 2024)	343,711	343,417
December 2025 Notes (par: $150,000 as of both March 31, 2025 and December 31, 2024)	149,612	149,482
Accounts payable and other liabilities	46,894	69,631
Interest payable	20,016	23,290
Dividend payable	22,165	22,100
Deferred tax liability, net	90,998	86,111
Total liabilities	2,433,252	2,323,503
NET ASSETS
Common stock	887	884
Additional paid‑in capital	2,413,914	2,394,492
Total undistributed earnings	425,332	402,462
Total net assets	2,840,133	2,797,838
Total liabilities and net assets	$5,273,385	$5,121,341
NET ASSET VALUE PER SHARE	$32.03	$31.65
3
MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net investment income	$89,810	$89,807
Non-cash compensation expenses (3)	5,022	4,565
Distributable net investment income (1)	$94,832	$94,372

Per share amounts:
Net investment income per share -
Basic and diluted	$1.01	$1.05
Distributable net investment income per share -
Basic and diluted (1)	$1.07	$1.11

	Three Months Ended
	March 31,
	2025	2024
Share‑based compensation	$(4,842)	$(4,103)
Deferred compensation expense	(180)	(462)
Total non-cash compensation expenses (3)	(5,022)	(4,565)

Total expenses	(47,236)	(41,799)
Less non-cash compensation expenses (3)	5,022	4,565
Total cash expenses (3)	$(42,214)	$(37,234)

Compensation	$(11,476)	$(12,259)
Share-based compensation	(4,842)	(4,103)
Total compensation expenses	(16,318)	(16,362)
Non-cash compensation expenses (3)	5,022	4,565
Total cash compensation expenses (3)	$(11,296)	$(11,797)
4
MAIN STREET CAPITAL CORPORATION
Endnotes
(1)Distributable net investment income is net investment income as determined in accordance with U.S.
Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses.(3) Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-
cash compensation expenses(3) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.
(2)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(3)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main
Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation
(depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S.
GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.
(4)Portfolio company financial information has not been independently verified by Main Street.
(5)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.